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                                                                    Exhibit 99.1

PRESS RELEASE                                           SOURCE: MICROISLET, INC.

MICROISLET APPOINTS DR. JAMES R. GAVIN III PRESIDENT AND CEO

FORMER PRESIDENT OF THE AMERICAN DIABETES ASSOCIATION AND INTERNATIONALLY RECOGNIZED DIABETES EXPERT HAS SERVED AS MICROISLET'S INTERIM PRESIDENT AND CEO SINCE JANUARY 2006

SAN DIEGO, CA, JUNE 9, 2006 - MicroIslet, Inc. (Amex: MII) is pleased to announce today that Dr. James R. Gavin III, M.D., Ph.D, who was appointed Interim President and CEO of MicroIslet in January 2006, has accepted the position of President and CEO of the Company. Dr. Gavin has been a member of the Company's Board of Directors since March of 2001.

In accepting this role, Dr. Gavin said, "I am highly encouraged by the enormous progress that MicroIslet's strong scientific team has made towards the goal of providing durable, effective islet cell replacement without immunosuppression for people with Type I diabetes. My experience with the Company during my tenure as Interim President and CEO has bolstered my belief that MicroIslet has the potential to revolutionize diabetes treatment. I am thrilled to be a part of bringing this therapy to the clinical marketplace for the benefit of the many patients in need."

Dr. Gavin serves as Clinical Professor of Medicine at Emory University School of Medicine, Atlanta, GA; Executive Vice President for Clinical Affairs for Healing our Village, LLC, a multifaceted health education/media organization devoted to improving the management of chronic diseases, especially in underserved groups; and as National Director of the Harold Amos Medical Faculty Development Program.

He previously held numerous prestigious research and academic positions, including Senior Scientific Officer at the Howard Hughes Medical Institute
(HHMI), Director of the HHMI-National Institutes of Health Research Scholars Program, William K. Warren Professor for Diabetes Studies and Acting Chief, Section of Endocrinology, Metabolism and Hypertension at the University of Oklahoma Health Sciences Center.

In addition, Dr. Gavin has served as president of the American Diabetes Association and as a member of several editorial boards, including The American Journal of Physiology. He is past chair of the National Diabetes Education Program and a member of the Institute of Medicine of the National Academies of Sciences. Among numerous awards, he has received the Banting Medal for Distinguished Service from the American Diabetes Association.

Dr. Gavin serves as a director for several organizations including Baxter International Inc., Amylin Pharmaceuticals, Inc. and Nuvelo Pharmaceuticals, Inc. and is a member of the Boards of Trustees for Livingstone College and Emory University. He holds a B.S. in Chemistry from Livingstone College and a Ph.D. in Biochemistry from Emory University, and received his M.D. at Duke University School of Medicine.

ABOUT MICROISLET

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-P(TM), a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. Additional information about MicroIslet can be found at www.microislet.com.


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Except for the historical information contained herein, the matters set forth in this press release, including the further expectation of development of new therapeutic products and the impact of MicroIslet's products on diabetes patients, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including MicroIslet's ability to continue as a going concern, the risks and uncertainties inherent in medical treatment discovery, development and commercialization, the risks and uncertainties associated with MicroIslet's early stage xenotransplantation technologies, the risks and uncertainties of governmental approvals and regulation, dependence on the Mayo Foundation for Medical Education and Research as a sole source supplier of designated pathogen free pigs for pre-clinical and clinical studies, MicroIslet's need to raise substantial additional capital to proceed through human clinical trials and bring any product to market, the risks that MicroIslet's competitors will develop or market technologies or products that are more effective or commercially attractive than MicroIslet's products, and other risks detailed from time to time in MicroIslet's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. MicroIslet disclaims any intent or obligation to update these forward-looking statements.

For more information, please visit our Web site at www.microislet.com.
    For further information, contact:

    Kevin A. Hainley, MicroIslet, Inc.
    858-657-0287, info@microislet.com

    Sean Collins, Partner
    CCG Investor Relations & Strategic Communications
    310-231-8600 ext. 202

Source: MicroIslet, Inc.

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